                                                                       EXHIBIT 1


                         2,000,000 Preferred Securities

                             HECO CAPITAL TRUST II

 7.30% Cumulative Quarterly Income Preferred Securities, Series 1998 ("QUIPS")
                    (Liquidation Preference $25 per QUIPS)
         fully and unconditionally guaranteed, as set forth herein, by

                        HAWAIIAN ELECTRIC COMPANY, INC.


                             UNDERWRITING AGREEMENT
                             ----------------------


                               December 9, 1998

Goldman, Sachs & Co.
PaineWebber Incorporated

As representatives of the several
Underwriters named in Schedule I hereto

c/o  Goldman, Sachs & Co.
     85 Broad Street
     New York, New York  10004


Ladies and Gentlemen:

          The undersigned, HECO Capital Trust II (the "Trust"), a statutory business trust created under the Business Trust Act of the State of Delaware (Title 12, Chapter 38 of the Delaware Code, 12 Del. C. Section 3801 et seq.) (the "Delaware Act"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters," which term, when the context permits, shall also include any underwriters substituted as hereinafter in
Section 11 hereof provided), for whom you are acting as representatives (in such capacity, you shall hereinafter be referred to as the "Representatives"), 2,000,000 of its 7.30% Cumulative Quarterly Income Preferred Securities, Series 1998 (liquidation preference $25 per preferred security), representing preferred undivided beneficial interests in the assets of the Trust (the "Trust Preferred Securities"), as follows:

__________________________
(SM) QUIPS is a servicemark of Goldman, Sachs & Co.

          SECTION 1.   Purchase and Sale.  (a)  On the basis of the
                       -----------------
representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Trust shall issue and sell to each of the Underwriters named in Schedule I hereto, and each Underwriter shall purchase from the Trust at the time and place herein specified, severally and not jointly, the number of Trust Preferred Securities set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price of $25.00 per Preferred Security.

          (b) Hawaiian Electric Company, Inc. ("HECO" and, together with the Trust, the "Offerors"), a corporation incorporated under the laws of the Kingdom of Hawaii, (i) agrees to issue to the Trust the HECO Debentures and the Guarantees (each as defined herein) concurrently with the issue and sale of the Trust Preferred Securities as contemplated herein and (ii) guarantees the timely performance by each of the Trust and the Subsidiaries (as defined herein) of its obligations under this Section 1. Maui Electric Company, Limited ("MECO"), a corporation incorporated under the laws of the Territory of Hawaii, agrees to issue to the Trust the MECO Debentures (as defined herein) concurrently with the issue and sale of the Trust Preferred Securities as contemplated herein. Hawaii Electric Light Company, Inc. ("HELCO" and, together with MECO, the "Subsidiaries" and, together with HECO and MECO, the "Companies"), a corporation incorporated under the laws of the Republic of Hawaii, agrees to issue to the Trust the HELCO Debentures (as defined herein) concurrently with the issue and sale of the Trust Preferred Securities as contemplated herein. The Trust agrees to purchase Debentures (as defined herein) with the proceeds of the Trust Securities (as defined herein) as contemplated herein.

          (c) Because the proceeds of the sale of the Trust Preferred Securities, together with the proceeds from the sale by the Trust to HECO of the Common Securities (as defined herein), will be used to purchase the Debentures, HECO hereby agrees to pay on the Closing Date (as defined herein) to Goldman, Sachs & Co., for the accounts of the several Underwriters, as compensation for their arranging the investment therein of such proceeds, an amount equal to $.7875 per Preferred Security (or $1,575,000 in the aggregate).


          SECTION 2.   Description of Trust Preferred Securities.  (a) The
                       -----------------------------------------
Trust Preferred Securities will be guaranteed, to the extent of funds held by the Trust, by HECO with respect to distributions and payments upon liquidation, redemption and otherwise (the "Trust Guarantee" and, together with the Subsidiary Guarantees (as defined herein), the "Guarantees") pursuant to, and to the extent set forth in, the Trust Guarantee Agreement dated as of December 1, 1998 between The Bank of New York, as trustee (the "Trust Guarantee Trustee"), and HECO (the "Trust Guarantee Agreement"). Under an Expense Agreement among the Companies and the Trust dated as of December 1, 1998 (the "Expense Agreement"), the Companies will agree, for the benefit of each person or entity to whom the Trust becomes indebted or liable (other than the holders of the Trust Securities), to pay any indebtedness, expenses or liabilities of the Trust, subject to certain exceptions therein.

          (b) The proceeds from the sale of the Trust Preferred Securities will be combined with the proceeds from the sale by the Trust to HECO of its common securities representing undivided beneficial interests in the assets of the Trust (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") and will be used by the Trust to purchase (i) $31,546,400 principal amount of 7.30% Junior Subordinated Deferrable Interest Debentures, Series 1998 issued by HECO (the "HECO Debentures" and, together with the Substituted HECO Debentures (as defined herein) and the Guarantees, the "HECO Securities"), (ii) $10,000,000 principal amount of 7.30% Junior Subordinated Deferrable Interest Debentures, Series 1998 issued by MECO (the "MECO Debentures" and, together with the HELCO Debentures, the "Subsidiary Debentures") and (iii) $10,000,000 principal amount of 7.30% Junior Subordinated Deferrable Interest Debentures, Series 1998 issued by HELCO (the "HELCO Debentures" and, together with the HECO Debentures and the MECO Debentures, the "Debentures"). The Debentures will mature on December 15,2028; provided, however, that, at the option of HECO pursuant to the HECO Indenture (as defined herein), the date of maturity of the Debentures, and any Substituted HECO Debentures, may be shortened to a date not earlier than December 15, 2003 or extended to a date not later than December 15, 2047. The Subsidiary Debentures will be fully, irrevocably and unconditionally guaranteed by HECO on a subordinated basis (the "Subsidiary Guarantees") as set forth in the Subsidiary Indentures (as defined herein).

          (c) The HECO Debentures will be issued pursuant to a Junior Indenture dated as of December 1, 1998, between The Bank of New York, as trustee (the "Debenture Trustee"), and HECO (the "HECO Indenture"). The MECO Debentures will be issued pursuant to a Junior Indenture dated as of December 1, 1998, among the Debenture Trustee, MECO and HECO (the "MECO Indenture" and, together with the HELCO Indenture (as defined herein), the "Subsidiary Indentures"). The HELCO Debentures will be issued pursuant to a Junior Indenture dated as of December 1, 1998, among the Debenture Trustee, HELCO and HECO (the "HELCO Indenture" and, together with the HECO Indenture and the MECO Indenture, the "Indentures"). Upon the occurrence of an Early Dissolution Event (as defined in the Trust Agreement (as defined herein)) specified in Section 8.02(a), (b) or (d) of the Trust Agreement, provided that any necessary approval of the Public Utilities Commission of the State of Hawaii (the "PUC") shall have been obtained, HECO will issue to the Trust, pursuant to and in accordance with the HECO Indenture and in exchange for the Subsidiary Debentures then held by the Trust, additional 7.30% Junior Subordinated Deferrable Interest Debentures, Series 1998 in the aggregate principal amount of such Subsidiary Debentures (the "Substituted HECO Debentures" and, together with the HECO Debentures, on or after the distribution thereof in accordance with the terms of the Trust Agreement, the "Distributable HECO Debentures").

          (d) The Trust Securities will be issued pursuant to an Amended and Restated Trust Agreement of the Trust dated as of December 1, 1998 among HECO, as depositor, the Administrative Trustees (as defined herein), The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust (the "Trust Agreement"). The Trust Preferred Securities and the HECO Securities are referred to herein as the "Securities."

          SECTION 3.   Representations and Warranties of the Companies and the
                       -------------------------------------------------------
Trust.  Each of the Offerors jointly and severally, and each Subsidiary as to
-----
itself but as to neither the Offerors nor the other Subsidiary, represents and warrants to the several Underwriters, and covenants and agrees with the several Underwriters, that:

          (a) HECO is duly organized and validly existing as a corporation in good standing under the laws of Hawaii and has the necessary corporate power and authority to conduct the business that it is described in the Prospectus (as defined herein) as conducting, to own and operate the properties owned and operated by it in such business, to issue the HECO Securities, to enter into and perform its obligations under this Underwriting Agreement, the Trust Agreement, the Indentures, the Trust Guarantee Agreement, the Expense Agreement and the HECO Securities, to purchase, own and hold the Trust Common Securities issued by the Trust and to consummate the transactions herein and therein contemplated; the only subsidiaries of HECO are the Subsidiaries, HECO Capital Trust I and the Trust; each of MECO and HELCO is duly organized and validly existing as a corporation in good standing under the laws of Hawaii and has the necessary corporate power and authority to conduct the business that it is described in the Prospectus as conducting, to own and operate the properties owned and operated by it in such business, to issue the Subsidiary Debentures issued by such Subsidiary, to enter into and perform its obligations under the Subsidiary Indenture to which it is a party, the Expense Agreement and such Subsidiary Debentures and to consummate the transactions herein and therein contemplated; all of the issued and outstanding shares of common stock of the Subsidiaries have been duly and validly issued and are fully-paid and non-assessable and are directly owned by HECO, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of such common stock was issued in violation of preemptive or similar rights of any securityholder of the Subsidiaries.

          (b) The Trust has been duly created and is validly existing as a business trust in good standing under the Delaware Act, has the power and authority to own its property, to conduct its business as described in the Prospectus, to issue and sell the Trust Securities, to enter into and perform its obligations under this Underwriting Agreement and the Trust Securities and to consummate the transactions herein contemplated; the Trust has no subsidiaries and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Trust; the Trust has conducted and will conduct no business other than the transactions contemplated by this Underwriting Agreement and described in the Prospectus; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus, and is not a party to any action, suit or proceeding of any nature; the Trust is not an association taxable as a corporation for United States federal income tax purposes; and the Trust is and will be treated as a consolidated subsidiary of HECO pursuant to generally accepted accounting principles.

          (c) The Offerors and the Subsidiaries have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File Nos. 333-65881, 333-65881-01, 333-65881-02 and 333-65881-03) and a
Preliminary Prospectus (as defined
herein) for the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), and such registration statement, as amended, has become effective under the Securities Act. The Offerors and the Subsidiaries qualify for use of Form S-3 for the registration of the Securities. Such registration statement, as amended at the time it (or the most recent post-effective amendment thereto) became effective under the Securities Act, including the information deemed to be part thereof pursuant to Rule 430A(b) under the Securities Act, is hereinafter referred to as the "Registration Statement." The prospectus constituting a part of the Registration Statement, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, in the form transmitted for filing to the Commission pursuant to Rule 424(b)(1) or (b)(4) under the Securities Act and as it may thereafter be amended or supplemented pursuant to Section 6(d) hereof, is hereinafter referred to as the "Prospectus" (except that if any revised prospectus shall be provided to the Underwriters by the Offerors for use in connection with the offering of the Securities that differs from the Prospectus transmitted for filing to the Commission pursuant to Rule 424(b) under the Securities Act, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use). For purposes hereof, "Preliminary Prospectus" shall mean any preliminary prospectus included in the Registration Statement prior to the time the Registration Statement became effective or that was transmitted for filing to the Commission pursuant to Rule 424(a) under the Securities Act if prior to the time the Registration Statement became effective or pursuant to Rule 424(b) under the Securities Act if after the time the Registration Statement became effective. All references in this Underwriting Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document that is or is deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act after the date hereof and prior to the completion of the distribution of the Trust Preferred Securities.

          (d) After the date hereof and during the time specified in Section 6(d) hereof, neither the Offerors nor the Subsidiaries will file any amendment to the Registration Statement or amendment or supplement to the Prospectus, without prior notice to the Underwriters and to Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters ("Counsel for the Underwriters"), or any such amendment or supplement to which Counsel for the Underwriters shall reasonably object on legal grounds in writing.

          (e) The Registration Statement, at the time it became effective under the Securities Act, the Indentures, the Trust Agreement and the Trust Guarantee Agreement, at such time, and any Preliminary Prospectus, when delivered to the Underwriters for their use in marketing the Trust Preferred Securities, fully complied, and the Prospectus, when delivered to the Underwriters for their use in making confirmations of sales of the Trust Preferred Securities and at the Closing Date, as it may then be amended or supplemented, will fully comply, in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and in each case the rules and regulations of the Commission thereunder or pursuant to such rules and regulations did or will be deemed to comply therewith. The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3, on the date filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), fully complied and will fully comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder or pursuant to such rules and regulations did or will be deemed to comply therewith. On the date the Registration Statement was declared effective by the Commission under the Securities Act, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the time that any Preliminary Prospectus was delivered to the Underwriters for their use in marketing the Trust Preferred Securities, such Preliminary Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the time the Prospectus is delivered to the Underwriters for their use in making confirmations of sales of the Trust Preferred Securities and at the Closing Date, the Prospectus, as it may then be amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3, on the date filed with the Commission pursuant to the Exchange Act, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this
Section 3(e) shall not apply to statements or omissions from the Registration Statement or the Prospectus (i) made in reliance upon and in conformity with written information furnished to the Offerors by any Underwriter through Goldman, Sachs & Co. expressly for use therein which, for purposes of this Underwriting Agreement, shall be deemed to consist of the second paragraph under the table set forth under "Underwriting" in the Prospectus, the first two sentences of the fifth paragraph under the table set forth under "Underwriting" in the Prospectus and the sixth, seventh and eighth paragraphs under the table set forth under "Underwriting" in the Prospectus (collectively, the "Underwriter Information") and (ii) with respect to the statements of eligibility on Form T-1 filed as exhibits to the Registration Statement.

          (f) The consolidated financial statements of the Companies incorporated by reference in the Prospectus present fairly in all material respects the financial position of the Companies as of the dates indicated and the results of their operations for the periods specified; and such consolidated financial statements have been prepared in conformity with generally accepted accounting principles consistently applied in all material respects with respect to the periods involved, except as may be noted therein and, in the case of unaudited financial statements, subject to year-end and audit adjustments.

          (g) The Trust Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to HECO against payment therefor as described in the Registration Statement and the Prospectus, will constitute validly issued undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights; at the Closing Date, all of the Trust Common Securities will be directly owned by HECO free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than the lien of the indenture securing HECO's first mortgage bonds; and the Trust Common Securities will conform in all material respects to the description thereof contained in the Prospectus.

          (h) This Underwriting Agreement has been duly authorized, executed and delivered by each of the Companies and the Trust.

          (i) The Trust Agreement has been duly qualified under the Trust Indenture Act, has been duly authorized by HECO and, at the Closing Date, will have been duly executed and delivered by HECO and each of the Administrative Trustees and, assuming due authorization, execution and delivery of the Trust Agreement by the Property Trustee and the Delaware Trustee, will constitute a valid and binding instrument of HECO and the Administrative Trustees, enforceable against HECO and the Administrative Trustees in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization or other similar laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law); and the Trust Agreement will conform in all material respects to the description thereof in the Prospectus.

          (j) The Trust Guarantee Agreement has been duly qualified under the Trust Indenture Act, has been duly authorized by HECO and, at the Closing Date, will have been duly executed and delivered by HECO and, assuming due authorization, execution and delivery of the Trust Guarantee Agreement by the Trust Guarantee Trustee, will constitute a valid and binding instrument of HECO, enforceable against HECO in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law); and the Trust Guarantee and the Trust Guarantee Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (k) The Trust Preferred Securities have been duly authorized by the Trust Agreement and, on the Closing Date, will have been duly executed by more than one Administrative Trustee and, when issued and delivered against payment therefor in accordance with the provisions of this Underwriting Agreement and the Trust Agreement, will constitute validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement; the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights; holders of Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and the Trust Preferred Securities will conform in all material respects to the description thereof contained in the Prospectus.

          (l) Each of the Indentures has been duly qualified under the Trust Indenture Act, has been duly authorized by HECO (as guarantor with respect to the MECO Indenture and the HELCO Indenture) and, at the Closing Date, will have been duly executed and delivered by HECO and, assuming due authorization, execution and delivery of the Indentures by the Debenture Trustee, will constitute a valid and binding instrument of HECO, enforceable against HECO in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law); and the HECO Indenture and the Subsidiary Guarantees will conform in all material respects to the description thereof contained in the Prospectus.

          (m) The Subsidiary Indenture to which each Subsidiary is a party has been duly authorized by such Subsidiary and, at the Closing Date, will have been duly executed and delivered by such Subsidiary and, assuming due authorization, execution and delivery of such Subsidiary Indenture by the Debenture Trustee, will constitute a valid and binding instrument of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law); and the Subsidiary Indentures will conform in all material respects to the description thereof contained in the Prospectus.

          (n) The HECO Debentures have been duly authorized and, on the Closing Date, will have been duly executed by HECO and, when authenticated in the manner provided for in the HECO Indenture and delivered against payment therefor by the Trust as described in the Prospectus, will constitute valid and binding obligations of HECO, enforceable against HECO in accordance with their terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law), and will be entitled to the benefits of such Indenture; and the HECO Debentures will conform in all material respects to the description thereof contained in the Prospectus.

          (o) The Substituted HECO Debentures have been duly authorized by HECO and, if and when approved by the PUC and then executed and authenticated in the manner provided for in the HECO Indenture and delivered in exchange for the Subsidiary Debentures as described in the Prospectus, will constitute valid and binding obligations of HECO, enforceable against HECO in accordance with their terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law), and will be entitled to the benefits of the HECO Indenture; and the Substituted HECO Debentures will conform in all material respects to the description thereof contained in the Prospectus.

          (p) The Subsidiary Debentures issued by each Subsidiary have been duly authorized and, on the Closing Date, will have been duly executed by such Subsidiary and, when authenticated in the manner provided for in the applicable Subsidiary Indenture and delivered against payment therefor by the Trust as described in the Prospectus, will constitute valid and binding obligations of such Subsidiary, enforceable against such Subsidiary in accordance with their terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law), and will be entitled to the benefits of such Subsidiary Indenture; and the Subsidiary Debentures will conform in all material respects to the description thereof contained in the Prospectus.

          (q) The Expense Agreement has been duly authorized by each Company and, at the Closing Date, will have been duly executed and delivered by each Company and will constitute a valid and binding instrument of each Company, enforceable against such Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law); and the Expense Agreement will conform in all material respects to the description thereof contained in the Prospectus.

          (r) T. Michael May, Paul A. Oyer and Lorie Ann Nagata, who are administrative trustees (the "Administrative Trustees") under the Trust Agreement, are officers of HECO and have been duly authorized by HECO to execute and deliver the Trust Agreement.

          (s) The Trust is not, and as a result of the offering and sale of the Trust Preferred Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (t) The Trust is not in violation of its Certificate of Trust filed in the office of the Secretary of State of the State of Delaware on October 15, 1998 (the "Trust Certificate") or the Trust Agreement; the execution and delivery by the Companies and the Trust of, and the performance by the Companies and the Trust of their respective obligations under, this Underwriting Agreement, the Securities, the Subsidiary Debentures, the Indentures, the Trust Agreement, the Trust Guarantee Agreement, the Expense Agreement and the other agreements and instruments contemplated hereby and thereby to which they are a party do not and will not conflict with any existing law, court or administrative regulation, decree or order to which any of the Companies or the Trust is subject or result in a breach of or a default under any agreement, indenture, mortgage, lease, deed or trust or other instrument to which it is a party or by which it or its property is bound.

          (u) Neither any Company nor the Trust will take or omit to take any action the taking or omission of which will in any way cause or result in the proceeds from the sale of the Trust Preferred Securities to be applied in a manner other than as provided in the Trust Agreement, the Indentures, the Trust Guarantee Agreement, the Expense Agreement and this Underwriting Agreement and as described in the Prospectus.

          (v) Except as set forth or contemplated in the Prospectus, as it may then be amended or supplemented, each of the Companies possesses adequate franchises, licenses, permits, and other rights to conduct its respective businesses and operations as now conducted, without any known conflicts with the rights of others, where the failure to possess such franchise, license, permit or other right, or where such conflict, would have a material adverse effect on the consolidated financial position, stockholder's equity or results of operations of the Companies taken as a whole.

          (w) To the knowledge of each of the Companies and the Trust, there is no action, suit, proceeding or formal investigation at law or in equity or before or by any governmental, regulatory or administrative agency pending or threatened against the Companies or the Trust that would have a material adverse effect on (i) the transactions contemplated by the Trust Agreement, the Indentures, the Trust Guarantee Agreement, the Expense Agreement, this

Underwriting Agreement or any agreement or instrument to which any of the Companies or the Trust is a party and that are used or contemplated for use in the consummation of the transactions contemplated hereby or thereby or (ii) the validity or enforceability of the Securities, the Subsidiary Debentures, the Trust Agreement, the Indentures, the Trust Guarantee Agreement, the Expense Agreement or this Underwriting Agreement.

          (x) The PUC has issued an order approving the issuance of the HECO Securities (but not the Substituted HECO Debentures) by HECO and of the Subsidiary Debentures by the Subsidiaries on terms not inconsistent with those set forth in this Underwriting Agreement and described in the Prospectus and such order is in full force and effect; and no approval of any other governmental agency or public body is necessary in connection with the issuance of the HECO Securities by HECO or the Subsidiary Debentures by the Subsidiaries, other than such approvals, authorizations, registrations or qualifications as may be required from the PUC with respect to the issuance by HECO of the Substituted HECO Debentures, under blue sky or other state securities laws or as have been obtained pursuant to the Securities Act, the Exchange Act and the Trust Indenture Act.

          (y) HECO is a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"); however, by virtue of having filed appropriate applications under Section 3(a)(2) of the Holding Company Act, HECO is exempt from all provisions thereunder other than Section 9(a)(2) thereof, and will remain so exempt, subject to future timely filings of annual exemption statements and such filings as are required by Section 33 of the Holding Company Act with respect to interests of HECO or any of its affiliates in any foreign utility company, unless and except insofar as the Commission shall find such exemption detrimental to the public interest or the interest of investors or consumers.


          SECTION 4.   Offering.  The Offerors are advised by the
                       --------
Representatives that the Underwriters propose to make a public offering of the Trust Preferred Securities as soon after the date hereof as in their judgment the Underwriters deem advisable. The Offerors are further advised by the Representatives that the Trust Preferred Securities will be offered to the public at the initial public offering price specified in the Prospectus.


          SECTION 5.   Time and Place of Closing; Certificates. Delivery of a
                       ----------------------------------------
certificate representing the Trust Preferred Securities and payment of the purchase price therefor by wire transfer of immediately available funds shall be made through the facilities of The Depository Trust Company, New York, New York ("DTC"), pursuant to such arrangements and instructions as shall be agreed upon by the Offerors and the Representatives at 10:00 A.M. (Eastern time) on December 15, 1998, or at such other time on the same or such other day as shall be agreed upon by the Offerors and the Representatives, or as may be established in accordance with Section 11 hereof. The time and date of such delivery and payment are herein called the "Closing Date."

          A certificate representing the Trust Preferred Securities shall be in definitive form and registered in the name of Cede & Co., DTC's nominee. For purposes of this Underwriting Agreement, "business day" means any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for bidding.

          On the Closing Date, HECO will pay, or cause to be paid, the compensation payable at such time to the Underwriters pursuant to Section 1(c) hereof by wire transfer in immediately available funds to an account designated by Goldman, Sachs & Co., for the accounts of the several Underwriters.


          SECTION 6.   Covenants of the Companies and the Trust.  Each of the
                       ----------------------------------------
Offerors jointly and severally, and each Subsidiary as to itself but as to neither the Offerors nor the other Subsidiary, covenants and agrees with the several Underwriters that:

          (a) Not later than the Closing Date, HECO will deliver to the Representatives a copy of the Registration Statement in the form that it (or the most recent post-effective amendments thereto) became effective under the Securities Act or a conformed copy thereof, certified by an officer of HECO to be in such form.

          (b) The Offerors will deliver to the Underwriters as many copies of the Prospectus (and any amendments or supplements thereto) as the Underwriters may reasonably request.

          (c) The Offerors will cause the Prospectus to be transmitted for filing to the Commission pursuant to and in compliance with Rule 424(b) under the Securities Act and will advise the Representatives promptly of the issuance of any stop order under the Securities Act with respect to the Registration Statement or the institution of any proceedings therefor of which any of the Companies or the Trust has received notice. Each of the Companies and the Trust will use reasonable efforts to prevent the issuance of any such stop order and to secure the prompt removal thereof if issued.

          (d) During such period of time as the Underwriters are required by law to deliver a prospectus relating to any of the Securities, if any event relating to or affecting the Companies or the Trust, or of which the Companies or the Trust are advised by the Representatives in writing, occurs that in the opinion of the Representatives and HECO should be set forth in a supplement or amendment to the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser of any of the Securities, or if it is necessary in the opinion of the Representatives and HECO at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Exchange Act or the Trust Indenture Act or, in each case, the rules and regulations of the Commission thereunder, the Trust and the Companies will amend or supplement the Prospectus so that, as amended or supplemented, it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading or amend the Registration Statement or amend or supplement the Prospectus so that, as amended or supplemented, the Registration Statement or the Prospectus will comply with such requirements.

          (e) HECO will, on behalf of the Trust, make generally available to the Trust's security holders, as soon as practicable, an earning statement (which need not be audited) covering a period of at least twelve months beginning after the "effective date of the registration statement" within the meaning of Rule 158 under the Securities Act, which earning statement shall be in such form, and be made generally available to security holders in such a manner, as to meet the requirements of the last paragraph of Section 11(a) of, and Rule 158 under, the Securities Act.

          (f) The Companies and the Trust will furnish such proper information as may be lawfully required, and will otherwise cooperate with the Underwriters, to qualify the Trust Preferred Securities and, if applicable, the Distributable HECO Debentures for offer and sale under the state securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate, provided that neither the Companies nor the Trust shall be required to qualify as a foreign corporation or dealer in securities or to file any general consents to service of process under the laws of any jurisdiction.

          (g) HECO will, except as herein provided, pay all fees, expenses and taxes incident to the performance of each Company's and the Trust's obligations under this Underwriting Agreement, including, but not limited to, (i) the preparation and filing of the Registration Statement and any post-effective amendment thereto, (ii) the printing, issuance and delivery of the certificate representing the Trust Preferred Securities to the Underwriters, (iii) the qualification of the Trust Preferred Securities and, if applicable, the Distributable HECO Debentures under the state securities or blue sky laws of various jurisdictions in accordance with the provisions of Section 6(f) hereof, including the reasonable fees and disbursements of Counsel for the Underwriters in connection therewith and with the preparation of any blue sky survey (and any supplement thereto) relating to any of the Securities up to a maximum of $15,000, (iv) the printing and delivery to the Underwriters of reasonable quantities of copies of the Registration Statement, any blue sky survey (and any supplement thereto) relating to any of the Securities, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, (v) the ratings of the Trust Preferred Securities and, if applicable, the Distributable HECO Debentures by one or more nationally recognized statistical rating agencies, (vi) the listing of the Trust Preferred Securities on the NYSE and, if applicable, the Distributable HECO Debentures on the NYSE, or such other exchange or other organization, and the registration thereof under the Exchange Act in accordance with Section 6(i) hereof and (vii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 6(g). If this Underwriting Agreement shall be terminated in accordance with the provisions of Section 7 (other than paragraph (l) thereof) or 8 hereof, the Companies and the Trust will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of Counsel for the Underwriters, reasonably incurred by the Underwriters in contemplation of the performance of this Underwriting Agreement. Neither the Companies nor the Trust shall in any event be liable to the Underwriters for damages on account of loss of anticipated profits.

          (h) Neither any of the Companies nor the Trust will offer, sell, contract to sell or otherwise dispose of any beneficial interests in the assets of the Trust, or any preferred securities or any other securities of the Trust or the Companies that are substantially similar to the Trust Preferred Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or that represent the right to receive securities, preferred securities or any such substantially similar securities of either the Companies or the Trust, except for the Securities, without the prior written consent of Goldman, Sachs & Co. until the earlier to occur of (i) 30 days after the Closing Date and (ii) the date of the termination of the trading restrictions on the Trust Preferred Securities, as determined by the Underwriters.

          (i) The Trust and the Companies will use their best efforts to cause the Trust Preferred Securities to be duly authorized for listing on the NYSE, subject to notice of issuance, and to be registered under the Exchange Act; and, upon any distribution of the Distributable HECO Debentures to holders of the Trust Preferred Securities, HECO will use its best efforts to have the Distributable HECO Debentures listed on the NYSE, or such other exchange or other organization on which the Trust Preferred Securities are then listed, and to have the Distributable HECO Debentures registered under the Exchange Act.


          SECTION 7.   Conditions of Underwriters' Obligations.  The obligations
                       ---------------------------------------
of the several Underwriters to purchase and pay for the Trust Preferred Securities shall be subject to the accuracy on the date hereof and on the Closing Date of the representations and warranties made herein on the part of the Companies and the Trust and of any certificates furnished by the Companies and the Trust on the Closing Date and to the following conditions:

          (a) The Prospectus shall have been transmitted for filing to the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act.

          (b) No stop order suspending the effectiveness of the Registration Statement shall be in effect at or prior to the Closing Date; no proceedings for such purpose shall be pending before, or, to the knowledge of the Companies, the Trust or the Underwriters, threatened by, the Commission on the Closing Date.

          (c) At the Closing Date, the Representatives shall have received an opinion of Goodsill Anderson Quinn & Stifel, counsel for the Companies and the Trust, dated the Closing Date, to the effect that:

            (i) HECO has been duly incorporated under the laws of the Kingdom of Hawaii, is validly existing as a corporation in good standing under the laws of the State of Hawaii and has the corporate power and authority to carry on the business stated in the Prospectus as being conducted by it; and all shares of its issued and outstanding common stock have been duly and validly issued and are fully paid and non-assessable;

            (ii) MECO and HELCO are corporations duly incorporated under the laws of the Territory of Hawaii and the Republic of Hawaii, respectively, and are validly existing and in good standing under the laws of the State of Hawaii and have the corporate power and authority to carry on the business as stated in the Prospectus as being conducted by them; and all of the issued and outstanding shares of common stock of the Subsidiaries have been duly and validly issued and are fully-paid and non-assessable;

            (iii) other than litigation and proceedings referred to in the Prospectus, to the best of such counsel's knowledge, (A) the Companies are not engaged in, or threatened with, any litigation and (B) there are no governmental proceedings, or any governmental proceedings threatened, with respect to any of the Companies or their property, that, in the case of either clause (A) or (B) above, such counsel (or other counsel who have permitted such counsel to rely on their opinions or reports as to litigation or proceedings that are not being principally handled by such counsel) has concluded is reasonably expected to have a material adverse effect on the Companies taken as a whole;

            (iv) HECO is the record holder of all outstanding common stock of the Subsidiaries, free and clear of any perfected encumbrance or security interest;

            (v) the PUC has issued an order approving the issuance of the HECO Securities (but not the Substituted HECO Debentures) by HECO and of the Subsidiary Debentures by the Subsidiaries on terms not inconsistent with those set forth in this Underwriting Agreement and described in the Prospectus and, to the best of such counsel's knowledge, such order remains in full force and effect on the date of such opinion; and no approval of any other governmental agency or public body is required in connection with the issuance of the HECO Securities by HECO or the Subsidiary Debentures by the Subsidiaries, other than such approvals, authorizations, registrations or qualifications as may be required from the PUC with respect to the issuance by HECO of the Substituted HECO Debentures, under blue sky or other state or foreign securities laws (as to which such counsel has not been requested to and does not express any opinion) or as have been obtained under the Securities Act, the Exchange Act or the Trust Indenture Act;

            (vi) HECO is a holding company within the meaning of the Holding Company Act; however, by virtue of having filed appropriate applications under Section 3(a)(2) of the Holding Company Act, HECO is exempt from all provisions thereunder other than Section 9(a)(2) thereof, and will remain so exempt, subject to future timely filings of annual exemption statements and such filings as are required by Section 33 of the Holding Company Act with respect to interests of HECO or any of its affiliates in any foreign utility company, unless and except insofar as the Commission shall find such exemption detrimental to the public interest or the interest of investors or consumers;

            (vii) the Trust is not, and as a result of the offering and sale of the Trust Preferred Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act;

           (viii) the Registration Statement, at the time it was declared effective by the Commission under the Securities Act, and the Prospectus, at the time it was transmitted for filing to the Commission pursuant to Rule 424(b) under the Securities Act, complied as to form in all material respects with the Securities Act and the Trust Indenture Act and in each case the rules and regulations of the Commission thereunder; each document incorporated by reference in the Prospectus as originally filed pursuant to the Exchange Act complied as to form when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder; and, to the best of such counsel's knowledge, the Registration Statement has become, and on the Closing Date is, effective under the Securities Act and no proceedings for a stop order with respect thereto are threatened or pending under Section 8 of the Securities Act;

           (ix) nothing has come to the attention of such counsel to cause them to believe that the Registration Statement, at the time it was declared effective by the Commission under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the time it was transmitted for filing to the Commission pursuant to Rule 424(b) under the Securities Act or on the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

           (x) the statements summarizing the provisions of the Securities and the Subsidiary Debentures (other than any such statements describing DTC's book-entry system), the Indentures, the Trust Agreement, the Guarantees and the Trust Guarantee Agreement and the Expense Agreement, and the statements under "Hawaiian Electric Company, Inc. and Subsidiaries" relating to the Companies and involving matters of law or legal conclusions, contained in the Prospectus are accurate summaries of such documents and matters in all material respects;

           (xi) this Underwriting Agreement has been duly authorized by all necessary corporate action of and duly executed and delivered by HECO, on behalf of itself and as depositor under the Trust Agreement, and the Subsidiaries; and the Trust Preferred Securities have been duly executed and delivered by more than one Administrative Trustee;

           (xii) the Trust Agreement has been duly authorized by all necessary corporate action of HECO and duly executed and delivered by HECO and the Administrative Trustees and, to such counsel's knowledge, has been duly qualified under the Trust Indenture Act;

           (xiii) the Trust Guarantee Agreement has been duly authorized by all necessary corporate action of and duly executed and delivered by HECO and constitutes a valid and binding instrument of HECO, enforceable against HECO in accordance with its terms and, to such counsel's knowledge, has been duly qualified under the Trust Indenture Act;

            (xiv) each of the Indentures has been duly authorized by all necessary corporate action of and duly executed and delivered by HECO (as guarantor with respect to the MECO Indenture and the HELCO Indenture) and constitutes a valid and binding instrument of HECO, enforceable against HECO in accordance with its terms and, to such counsel's knowledge, has been duly qualified under the Trust Indenture Act;

            (xv) the Subsidiary Indenture to which each Subsidiary is a party has been duly authorized by all necessary corporate action of and duly executed and delivered by such Subsidiary and constitutes a valid and binding instrument of such Subsidiary, enforceable against such Subsidiary in accordance with its terms;

            (xvi) the HECO Debentures have been duly authorized by all necessary corporate action of and duly executed by HECO and, when authenticated in the manner provided for in the HECO Indenture and delivered against payment therefor by the Trust as described in the Prospectus, will constitute valid and binding obligations of HECO, enforceable against HECO in accordance with their terms, and will be entitled to the benefits of such Indenture;

            (xvii) the Substituted HECO Debentures have been duly authorized by all necessary corporate action of HECO and, if and when approved for issuance by the PUC and then executed and authenticated in the manner provided for in the HECO Indenture and delivered in exchange for the Subsidiary Debentures as described in the Prospectus, will constitute valid and binding obligations of HECO, enforceable against HECO in accordance with their terms, and will be entitled to the benefits of the HECO Indenture;

           (xviii) the Subsidiary Debentures issued by each Subsidiary have been duly authorized by all necessary corporate action of and duly executed by such Subsidiary and, when authenticated in the manner provided for in the applicable Indenture and delivered against payment therefor by the Trust as described in the Prospectus, will constitute valid and binding obligations of such Subsidiary, enforceable against such Subsidiary in accordance with their terms, and will be entitled to the benefits of the applicable Subsidiary Indenture;

            (xix) the Expense Agreement has been duly authorized by all necessary corporate action of and duly executed and delivered by each Company and constitutes a valid and binding instrument of each Company, enforceable against such Company in accordance with its terms;

            (xx) the execution and delivery by each of the Companies and the Trust of this Underwriting Agreement, the Securities, the Subsidiary Debentures, the Indentures, the Trust Agreement, the Trust Guarantee Agreement and the Expense Agreement to which it is a party did not, and the consummation by such Company or the Trust of the transactions contemplated hereby and thereby to be performed by it and the fulfillment of the terms hereof and thereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust or other agreement or instrument to which such Company or the Trust is a party and of which such counsel has knowledge, or the Amended Articles of Incorporation, as amended, or By-Laws of such Company or contravene or conflict with any order, rule or regulation known to such counsel as applicable to such Company or the Trust of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over such Company or the Trust or any of its properties, or any statute or constitutional provision of the State of Hawaii applicable to such Company or the Trust, except that such counsel need not express an opinion with respect to state securities or blue sky laws; and

            (xxi) those portions of the Registration Statement and the Prospectus that are stated therein to have been made on such counsel's authority (including such counsel's opinion set forth under "Certain Federal Income Tax Consequences" in the Prospectus) have been reviewed by such counsel and, as to matters of law and legal conclusions, are, subject to the qualifications set forth therein, correct.

In rendering such opinion, (A) such counsel may state that it is expressing an opinion only as to the federal laws of the United States, the laws of the State of Hawaii and, subject to clause (B) below, the laws of the State of New York,
(B) such counsel may rely, as to matters involving the application of laws of the State of New York, upon the opinion of Counsel for the Underwriters rendered pursuant to Section 7(e) hereof, (C) such counsel may rely, as to matters of good standing and valid existence and as to matters of fact, upon certificates of government officials (provided that copies of such certificates will be furnished upon request to Counsel for the Underwriters), (D) such counsel may rely, as to matters of fact, upon certificates and representations of officers and employees of the Companies (provided that copies of such certificates will be furnished to Counsel for the Underwriters), (E) such counsel may rely, with respect to matters involving litigation or proceedings not principally handled by such counsel's firm, upon opinions and information upon which such counsel has been permitted to rely by other counsel representing the Companies in such litigation or proceedings (provided that copies of such opinions will be furnished upon request to Counsel for the Underwriters), (F) for purposes of the opinion expressed in paragraph (iii) above, "material" shall mean $15,000,000,
(G) such counsel may state that it has not been requested to, and does not, express any opinion with respect to the financial statements and notes thereto and the schedules and other financial and statistical data and information included or incorporated by reference in the Registration Statement and the Prospectus or with respect to the statements of eligibility on Form T-1 filed as exhibits to the Registration Statement, (H) such counsel may state, with respect to the matters set forth in paragraph (ix) above, that they have not independently verified and assume no responsibility for the accuracy, completeness or fairness of the statements in the Prospectus or in any document incorporated by reference therein, except insofar as such statements relate to such counsel or as set forth in paragraphs (x) and (xxi) above, (I) such counsel may limit the matters set forth in paragraphs (xiii) through (xix) above by the application of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting creditors' rights and of general equitable principles (whether considered in a proceeding in equity or at law) and, if applicable, by the effect of applicable public policy on the enforceability of provisions relating to contribution or indemnification, (J) such counsel may state that, whenever such opinion is qualified by the phrases "known to such counsel," "to the best of our knowledge," "to our knowledge" or "nothing has come to our attention," or other phrases of similar import, such phrases are intended to mean the actual knowledge of information by the lawyers in such counsel's firm who have been principally involved in drafting the Prospectus and supervising the issuance, sale and delivery of the Trust Preferred Securities and preparing the pertinent documents and the lawyers having supervisory responsibility for the client relationship with the Companies and general transaction representation, but does not include other information that might be revealed if there were to be undertaken a canvass of all lawyers in such counsel's firm, a general search of all files or any other type of independent investigation (other than, with respect to the matters set forth in paragraph (iii) above, such review of internal litigation files or inquiries of other counsel as such counsel deems necessary) and (K) such counsel may include therein such other customary qualifications reasonably acceptable to the Representatives and Counsel for the Underwriters. References to the Registration Statement and the Prospectus in this Section 7(c) shall include any amendments or supplements thereto at the Closing Date.

          (d) At the Closing Date, the Representatives shall have received an opinion of Richards, Layton & Finger, P.A., special Delaware counsel for HECO and the Trust, dated the Closing Date, to the effect that:

            (i) the Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act; and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made;

            (ii) under the Trust Agreement and the Business Trust Act, the Trust has the trust power and authority (A) to own property and to conduct its business, all as described in the Prospectus, (B) to issue and sell the Trust Securities in accordance with the Trust Agreement, and as described in the Prospectus, and to perform its other obligations under the Trust Agreement, this Underwriting Agreement and the Trust Securities, (C) to execute and deliver this Underwriting Agreement and (D) to consummate the transactions contemplated by this Underwriting Agreement;

            (iii) assuming that the Trust Agreement has been duly authorized, executed and delivered by the parties thereto, the Trust Agreement constitutes a valid and binding obligation of each of HECO and the Administrative Trustees, and is enforceable against HECO and the Administrative Trustees, in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting creditors' rights generally, principles of equity, including applicable law relating to fiduciary duties (whether considered in a proceeding in equity or at law), and the effect of applicable public policy on the enforceability of provisions relating to contribution or indemnification;

            (iv) the Trust Common Securities have been duly authorized by the Trust Agreement and are validly issued undivided beneficial interests in the assets of the Trust;

            (v) the Trust Preferred Securities have been duly authorized by the Trust Agreement and are duly and validly issued and, subject to the qualifications set forth in paragraph (vi) below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust;

            (vi) the holders of the Trust Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (in this regard, such counsel may note that the holders of the Trust Preferred Securities may be obligated, pursuant to the Trust Agreement, to provide
     (A) indemnity or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of certificates for Trust Preferred Securities and the issuance of replacement certificates for Trust Preferred Securities and (B) security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement);

            (vii) under the Trust Agreement and the Business Trust Act, the issuance of the Trust Securities is not subject to preemptive rights;

           (viii) the issuance and sale by the Trust of the Trust Securities, the execution, delivery and performance by the Trust of this Underwriting Agreement, and the consummation of the transactions contemplated by this Underwriting Agreement, do not violate (A) the Trust Certificate or the Trust Agreement or (B) any applicable Delaware law, rule or regulation; and

            (ix) under the Trust Agreement and the Business Trust Act, the issuance and sale by the Trust of the Trust Securities and the execution and delivery by the Trust of this Underwriting Agreement, and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary trust action on the part of the Trust, and, upon the due execution and delivery of this Underwriting Agreement by HECO as depositor under the Trust Agreement and the certificates for the Trust Preferred Securities by more than one Administrative Trustee on behalf of the Trust, and the countersignature of the Trust Preferred Securities by an authorized officer of the Property Trustee in accordance with the Trust Agreement, this Underwriting Agreement and the Trust Preferred Securities will have been duly executed and delivered by the Trust.

In rendering such opinion, (A) such counsel may rely, as to matters of good standing and valid existence and as to matters of fact, upon certificates of government officials (provided that copies of such certificates will be furnished upon request to Counsel for the Underwriters), (B) such counsel may rely, as to matters of fact, upon certificates and representations of the Trust (provided that copies of such certificates will be furnished upon request to Counsel for the Underwriters), (C) such counsel may state that it is expressing an opinion only as to the laws of the State of Delaware and (D) such counsel may include therein such other customary qualifications reasonably acceptable to the Representatives and Counsel for the Underwriters. References to the Prospectus in this Section 7(d) shall include any amendments or supplements thereto at the Closing Date.

          (e) At the Closing Date, the Representatives shall have received an opinion of Counsel for the Underwriters, dated the Closing Date, with respect to certain matters relating to the execution and delivery by each of the Companies of this Underwriting Agreement, the description of the Securities, the validity of the Indentures, the HECO Securities and the Subsidiary Debentures, the Registration Statement and the Prospectus, as amended or supplemented to the Closing Date, and such other related matters as the Representatives may reasonably request.

          (f) On the date hereof, the Representatives shall have received a letter from KPMG Peat Marwick LLP, independent certified public accountants of the Companies (the "Accountants"), dated the date hereof, to the effect that:

            (i) The Accountants are independent certified public accountants with respect to the Companies within the meaning of the Securities Act and the applicable rules and regulations of the Commission thereunder;

            (ii) In the opinion of the Accountants, the financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related rules and regulations of the Commission thereunder; and, if applicable, the Accountants have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, pro forma financial information or condensed financial statements derived from consolidated audited financial statements of the Companies for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives;

            (iii) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Companies, inspection of the minute books of the Companies since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Companies responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused the Accountants to believe that:

               (A) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows of HECO included or incorporated by reference in HECO's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act as it applies to Form 10-Q and the related rules and regulations of the Commission thereunder or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

               (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Prospectus;

               (C) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations of the Commission thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (D) at the date of the latest available financial statements of HECO and as of a specified date not more than five business days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated long-term debt of the Companies or any decreases in consolidated net assets or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases that the Prospectus discloses have occurred or may occur or that are described in such letter; or

               (E) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the date of the latest available financial statements of HECO and to the specified date referred to in paragraph (D) above there were any decreases in consolidated revenues or the total amount of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases that the Prospectus discloses have occurred or may occur or that are described in such letter; and

            (v) In addition to the examination referred to in their report or reports included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, the Accountants have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives that are derived from the general accounting records of the Companies and that appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Companies and have found them to be in agreement.

References to the Registration Statement and the Prospectus in this Section 7(f) shall include any amendments or supplements thereto at the Closing Date.

          (g) At the Closing Date, the Representatives shall have received a certificate of each Company, dated the Closing Date and signed by the Chairman of the Board of Directors, the President, the Financial Vice President and Treasurer, any other Vice President or an Assistant Treasurer of such Company,
(i) as to the accuracy of the representations and warranties of such Company contained herein, (ii) as to the performance and compliance by such Company with all agreements and conditions in this Underwriting Agreement to be performed or complied with by such Company at or prior to the Closing Date, (iii) as to the matters set forth in Sections 7(a), 7(b) and 7(m)(i) hereof and (iv) to the effect that, since the respective dates as of which information is given in the Prospectus, there has not been any change in the capital stock or long term debt of such Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholder's equity or results of operations of such Company, otherwise than as set forth or contemplated in the Prospectus.

          (h) At the Closing Date, the Representatives shall have received a certificate, dated the Closing Date and signed by an authorized representative of the Trust, as to (i) the accuracy of the representations and warranties of the Trust contained herein and (ii) the performance and compliance by the Trust with all agreements and conditions in this Underwriting Agreement to be performed or complied with by the Trust at or prior to the Closing Date.

          (i) At the Closing Date, the Representatives shall have received (i) duly executed counterparts of the Trust Agreement, the Trust Guarantee Agreement, the Expense Agreement and the Indentures and (ii) specimens of the Debentures and of certificates for the Trust Common Securities.

          (j) At the Closing Date, the Representatives shall have received from the Accountants a letter, dated the Closing Date, confirming, as of a date not more than three business days prior to the Closing Date, the statements contained in the letter delivered pursuant to Section 7(f) hereof.

          (k) At the Closing Date, no Special Event (as defined in the Trust Agreement) shall have occurred and be continuing.

          (l) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading of the Trust Preferred Securities or of any securities of HECO on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal authorities or authorities in the State of Hawaii or New York; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Trust Preferred Securities on the terms and in the manner contemplated in the Prospectus; or (v) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or elsewhere that, in the judgment of the Representatives, would materially and adversely affect the financial markets or the market for the Trust Preferred Securities and other securities similar to the Trust Preferred Securities or the Debentures.

          (m) (i) None of the Companies shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (ii) since the date hereof, there shall not have been any change in the capital stock or long-term debt of the Companies or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholder's equity or results of operations of the Companies, the effect of which, in any such case described in clause (i) or (ii) above, is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Trust Preferred Securities on the terms and in the manner contemplated in the Prospectus.

          (n) On or after the date hereof, (i) no downgrading shall have occurred in the rating accorded any of HECO's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of HECO's debt securities.

          (o) On or prior to the Closing Date, the Representatives shall have received from the Offerors evidence reasonably satisfactory to Goldman, Sachs & Co. that Moody's Investors Service, Inc. and Standard & Poor's Ratings Service have publicly assigned to the Trust Preferred Securities ratings of Baal and BBB, respectively, which ratings shall be in full force and effect on the Closing Date.

          (p) On or prior to the Closing Date, (i) the Trust Preferred Securities shall have been duly listed, subject to notice of issuance, on the NYSE and (ii) the registration statement on Form 8-A relating to the Trust Preferred Securities shall have become effective under the Exchange Act.

          (q) All legal matters in connection with the issuance and sale of the Trust Preferred Securities shall be satisfactory in form and substance to Counsel for the Underwriters.

          (r) The Companies and the Trust will furnish the Underwriters with additional conformed copies of such opinions, certificates, letters and documents as may be reasonably requested.

          If any of the conditions specified in this Section 7 shall not have been fulfilled, this Underwriting Agreement may be terminated by the Underwriters upon notice thereof to the Offerors. Any such termination shall be without liability of any party to any other party, except as otherwise provided in Sections 6(g) and Section 10 hereof.

          SECTION 8.   Condition to the Obligations of the Offerors.  The
                       --------------------------------------------
obligations of the Companies and the Trust hereunder shall be subject to the condition that no stop order suspending the effectiveness of the Registration Statement shall be in effect at or prior to the Closing Date, and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date. In case such condition shall not have been fulfilled, this Underwriting Agreement may be terminated by the Offerors upon notice thereof to the Representatives. Any such termination shall be without liability of any party to any other party, except as otherwise provided in Sections 6(g) and 10 hereof.


          SECTION 9.   Indemnification and Contribution.
                       --------------------------------

          (a) The Companies and the Trust jointly and severally will indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as amended, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Prospectus, as each may be amended or supplemented, or any omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and will reimburse such Underwriter for any legal or other expenses reasonably incurred by each Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither any Company nor the Trust shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information; provided further, however, that neither the Companies nor the Trust shall be required to reimburse any Underwriter or such person for fees and expenses of counsel other than one counsel for all Underwriters and one counsel for all Underwriters in each jurisdiction in which proceedings are or are threatened to be brought or of which matters of law are or may be at issue, unless and to the extent that there are actual or potential conflicts of interest between or among Underwriters or defenses available to one or more Underwriters that are not available to other Underwriters; provided further, however, that the indemnification contained in this Section 9(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Trust Preferred Securities by such Underwriter to any person if the Companies and the Trust have established that a copy of the Prospectus was not delivered or sent to such person within the time required by the Securities Act and the rules and regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Offerors have delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

          (b) Each Underwriter will indemnify and hold harmless the Companies and the Trust, their respective directors and officers who signed the Registration Statement and each person, if any, who controls any of the Companies or the Trust within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities to which the Companies or the Trust may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as amended, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Prospectus, as each may be amended or supplemented, or any omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information, and will reimburse the Companies and the Trust for any legal or other expenses reasonably incurred by the Companies and the Trust in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under Section 9(a) or 9(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 9(a) or 9(b), notify such indemnifying party in writing of the commencement thereof; but the failure to so notify such indemnifying party shall neither relieve such indemnifying party from any liability that it may have to the indemnified party that failed to give such notice unless and only to the extent that such indemnifying party has been prejudiced by such failure nor relieve it from any liability that it may have to such indemnified party otherwise than under this Section 9. In case any such action is brought against any such indemnified party and it notifies such indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election to so assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 9(a) or 9(b) for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) If the indemnification provided for in Section 9(a) or 9(b) hereof is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) described therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Companies and the Trust on the one hand and the Underwriters on the other from the offering of the Trust Preferred Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if such indemnified party failed to give the notice required under
Section 9(c) hereof and such indemnifying party was prejudiced by such failure, then each such indemnified party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Companies and the Trust on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Companies and the Trust on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust bear to the total underwriting commission received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Companies or the Trust on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Companies, the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Trust Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph 9(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls any of the Companies or the Trust within the meaning of
Section 15 of the Securities Act and each officer or director of such Company or the Trust shall have the same rights to contribution as such Offeror, as the case may be, subject in each case to Sections 9(a) and 9(b) hereof.


          SECTION 10.   Survival of Certain Representations and Obligations.
                        ---------------------------------------------------
Any other provision of this Underwriting Agreement to the contrary notwithstanding, (a) the indemnity and contribution agreements contained in
Section 9 hereof, and the representations and warranties and other agreements of the Companies and the Trust contained herein, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or by or on behalf of any of the Companies or the Trust or its directors or officers, or any of the other persons referred to in Section 9 hereof and (ii) acceptance of and payment for the Trust Preferred Securities and
(b) the indemnity and contribution agreements contained in Section 9 hereof shall remain operative and in full force and effect regardless of any termination of this Underwriting Agreement.


          SECTION 11.   Default of Underwriters.
                        -----------------------

          (a) If any Underwriter defaults in its obligation to purchase the number of Trust Preferred Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for such non-defaulting Underwriters or another party or other parties to purchase such number of Trust Preferred Securities on the terms contained herein. If within twenty-four hours after such default by any Underwriter such non-defaulting Underwriters do not arrange for the purchase of such number of Trust Preferred Securities, then the Offerors shall be entitled to a further period of twenty-four hours within which to, but shall not be required to, procure another party or other parties satisfactory to such non-defaulting Underwriters to purchase such Securities on such terms. In the event that, within the respective periods prescribed above, such non-defaulting Underwriters notify the Offerors that they have so arranged for the purchase of such number of Trust Preferred Securities, or the Offerors notify the Underwriters that they have so arranged for the purchase of such number of Trust Preferred Securities, then such non-defaulting Underwriters or the Offerors shall have the right to postpone the Closing Date, for a period of not more than five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Companies and the Trust agree to file promptly any amendments to the Registration Statement or the Prospectus that in the opinion of such non-defaulting Underwriters may thereby be made necessary.

          (b) If, after giving effect to any arrangements for the purchase of Trust Preferred Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriter or Underwriters and the Offerors as provided in
Section 11(a) hereof, the aggregate number of Trust Preferred Securities that remains unpurchased does not exceed one-eleventh of the aggregate number of all the Trust Preferred Securities to be purchased hereunder, then the Offerors shall have the right to require each non-defaulting Underwriter to purchase the number of Trust Preferred Securities that such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Trust Preferred Securities that such Underwriter agreed to purchase hereunder) of the Trust Preferred Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Trust Preferred Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriter or Underwriters and the Offerors as provided in
Section 11(a) hereof, the aggregate number of Trust Preferred Securities that remains unpurchased exceeds one-eleventh of the aggregate number of all the Trust Preferred Securities to be purchased hereunder, or if the Offerors do not exercise the right provided in Section 11(b) hereof to require such non-defaulting Underwriters to purchase Trust Preferred Securities of a defaulting Underwriter or Underwriters, then this Underwriting Agreement shall thereupon terminate, without liability on the part of any such non-defaulting Underwriter or either of the Offerors, except for the indemnity agreements in Section 9 hereof, but nothing herein shall relieve a defaulting Underwriter from liability for its default.


          SECTION 12.  Miscellaneous.  THE RIGHTS AND DUTIES OF THE PARTIES TO
                       -------------
THIS UNDERWRITING AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW
SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Underwriting Agreement shall become effective when a fully executed copy thereof is delivered to the Companies and the Trust and to the Representatives. This Underwriting Agreement may be executed in any number of separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same agreement. This Underwriting Agreement shall inure to the benefit of each of the Companies and the Trust, the Underwriters and, with respect to the provisions of
Section 9 hereof, each director, officer and other person referred to in Section 9 hereof, and their respective successors. If any part of this Underwriting Agreement for any reason is declared invalid, such declaration shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Underwriting Agreement had been executed with the invalid portion thereof eliminated. Nothing herein is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of any provision in this Underwriting Agreement. The term "successor" as used in this Underwriting Agreement shall not include any purchaser, as such purchaser, of any Trust Preferred Securities from the Underwriters.


          SECTION 13.  Notices.  All communications hereunder shall be in
                       -------
writing and, if to the Underwriters, shall be mailed or delivered to Goldman, Sachs & Co. at the address set forth at the beginning of this Underwriting Agreement (to the attention of its General Counsel) or, if to the Companies or the Trust, shall be mailed or delivered to them c/o HECO, P.O. Box 2750, Honolulu, Hawaii 96840-0001, Attention: Financial Vice President and Treasurer.

          If the foregoing is in accordance with your understanding, please sign and return to us counterparts of this Underwriting Agreement, and upon acceptance hereof by you, on behalf of each of the Underwriters, this Underwriting Agreement and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, each of the Companies and the Trust. It is understood that your acceptance of this Underwriting Agreement on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Companies and the Trust for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                         Very truly yours,

                         Hawaiian Electric Company, Inc.




                         By:   /s/ Paul Oyer
                            -------------------------------------------
                            Name:  Paul A. Oyer
                            Title: Financial Vice-President
                                   and Treasurer



                         Maui Electric Company, Limited




                         By:   /s/ Paul Oyer
                            -------------------------------------------
                            Name:  Paul A. Oyer
                            Title: Financial Vice-President
                                   and Treasurer



                         Hawaii Electric Light Company, Inc.




                         By:   /s/ Paul Oyer
                            -------------------------------------------
                            Name:  Paul A. Oyer
                            Title: Financial Vice-President
                                   and Treasurer

                         HECO Capital Trust I

                         By:  Hawaiian Electric Company, Inc.,
                              as Depositor


                         By:   /s/ Paul Oyer
                            -------------------------------------------
                            Name:  Paul A. Oyer
                            Title: Financial Vice-President
                                   and Treasurer


Accepted as of the date first above written:

GOLDMAN, SACHS & Co.
PAINEWEBBER INCORPORATED

As representatives of the other several
Underwriters named in Schedule I hereto


By:  GOLDMAN, SACHS & Co.

   /s/ Goldman, Sachs & Co.
   ---------------------------

                                   SCHEDULE I
                                   ----------


                              HECO Capital Trust II
     7.30% Cumulative Quarterly Income Preferred Securities, Series 1998

                                                                              Number of
Underwriter                                                          Trust Preferred Securities
-----------                                                          --------------------------
Goldman, Sachs & Co.                                                        700,000
PaineWebber Incorporated                                                    700,000

Advest, Inc.                                                                 20,000
Robert W. Baird & Co. Incorporated                                           20,000
BT Alex. Brown Incorporated                                                  40,000
Charles Schwab & Co., Inc.                                                   20,000
CIBC Oppenheimer Corp.                                                       40,000
Crowell, Weedon & Co.                                                        20,000
Dain Rauscher Wessels, a division of Dain Rauscher Incorporation             20,000
A.G. Edwards & Sons, Inc.                                                    40,000
EVEREN Securities, Inc.                                                      40,000
Fahnestock & Co. Inc.                                                        20,000
Fleet Securities Inc.                                                        20,000
Legg Mason Wood Walker, Incorporated                                         20,000
McDonald Investments Inc., A Keycorp Company                                 20,000
McGinn, Smith & Co., Inc.                                                    20,000
Morgan Keegan & Company, Inc.                                                20,000
National Financial Services Corporation                                      20,000
Olde Discount Corporation                                                    20,000
Piper Jaffray Inc.                                                           20,000
Prudential Securities Incorporated                                           40,000
Raymond James & Associates, Inc.                                             20,000
Sutro & Co. Incorporated                                                     20,000
TD Securities (USA) Inc.                                                     20,000
Tucker Anthony Incorporated                                                  20,000
Wedbush Morgan Securities                                                    20,000
Wheat First Securities, Inc.                                                 20,000
                                                                          ---------
Total                                                                     2,000,000
                                                                          =========